Execution Version
Exhibit 10.1
AMENDMENT NO. 3 TO RECEIVABLES PURCHASE AGREEMENT
THIS AMENDMENT NO. 3 TO RECEIVABLES PURCHASE AGREEMENT, dated as of October 24, 2014 (this “Amendment”), is entered into by and among:
(a)    SUPERIOR COMMERCE LLC, a Delaware limited liability company (the “Seller”),
(b)    SCP DISTRIBUTORS LLC, a Delaware limited liability company (the “Servicer”), and
(c)    THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as agent for the Victory Group (the “Victory Group Co-Agent”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as agent for the Wells Group (the “Wells Group Co-Agent”, and together with the Victory Group Co-Agent, the “Co-Agents”).
Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in that certain Receivables Purchase Agreement, dated as of October 11, 2013 (as amended or otherwise modified from time to time, the “Receivables Purchase Agreement”).
PRELIMINARY STATEMENT
The parties wish to amend the Receivables Purchase Agreement as hereinafter provided.
In consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Amendments. On the terms and subject to the conditions set forth in this Amendment, the parties hereto agree as follows:
1.1The definition of “Eligible Receivable” is hereby amended to (a) delete the word “and” before the beginning of clause (a)(iv), and to insert before the comma at the end of clause (a)(iv) the following: “, or (v) a Sanctioned Person”, and (b) to delete the words “Delinquent Receivable or” in clause (b) of such definition.
1.2The definitions of the following terms set forth in Exhibit I to the Receivables Purchase Agreement are hereby amended and restated in their entirety to read, respectively, as set forth below:
“Dilution Ratio” means, as of any Cut-Off Date, a ratio (expressed as a percentage), computed by dividing (a) the total amount of decreases in outstanding principal balances due to Dilution during the month ending on such Cut-Off Date, by (b) the aggregate sales generated by the Originators during the one (1) month prior to such Cut-Off Date.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to any Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Purchaser, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Purchaser with respect to an applicable interest in a Receivable Interest or Commitment pursuant to a law in effect on the date on which (i) such Purchaser acquires such interest in the Receivable Interest or Commitment, or (ii) such Purchaser changes its funding office, except in each case to the extent amounts with respect to such Taxes were payable either to such Purchaser’s assignor immediately before such Purchaser became a party hereto or to such Purchaser immediately before its changed its funding office, (c) Taxes attributable to any Purchaser’s failure to comply with Section 8.5(f) or 8.5(g), and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Facility Limit” means (a)(i) $70,000,000 from and including October 1 to and including February 28 of any year, (ii) $120,000,000 from and including March 1 to and including April 30 of any year, (iii) $120,000,000 from and including July 1 to and including September 30 of any year, and (iv) $140,000,000 from and including May 1 to and including June 30 of any year (the “Base Facility Limit”), plus (b) an incremental $40,000,000 from and including April 1 to and including July 31 of any year (the “Seasonal Facility Limit”); provided, however, that the Facility Amount may be increased up to an amount to be determined by agreement of Seller and the Co-Agents, so long as no Amortization Event or Potential Amortization Event exists and is continuing (it being understood that the Commitments associated with any increase in the Facility Amount may be provided by existing Purchasers and/or new Purchasers).
“Facility Termination Date” means the earlier of (i) October 24, 2016, and (ii) the Amortization Date.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

1.3The following new definitions are hereby inserted into Exhibit I to the Receivables Purchase Agreement in their appropriate alphabetical order:
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Seller Parties or their respective Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended, and any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.
“FATCA” means Sections 1471 through 1474 of the Code, as of October 24, 2014 (or any amended or successor version that is substantially comparable and not materially more onerous to comply with) any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code or any intergovernmental agreement entered into by the United States in connection with the implementation of such Sections of the Code.
“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Seller under any Transaction Document.
“Law” means any international, foreign, federal, state and local statute, treaty, rule, guideline, regulation, ordinance, code and administrative or judicial precedent or authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and any applicable administrative order, directed duty, request, license, authorization or permit of, or agreement with, any Governmental Authority, in each case whether or not having the force of law.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Receivable Interest or Transaction Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Recipient” means the Administrative Agent, any Co-Agent or any Purchaser.
“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions, including, without limitation, on October 24, 2014, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria.
“Sanctioned Person” means, at any time, (a) any Person currently the subject or the target of any Sanctions, including any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, and (b) any Person controlled by any such Person.
“Sanctions” means economic, financial or other sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or other relevant sanctions authority, including the U.S. and Canada.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.
1.4Section 3.1(p) of the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:
(p) Investment Company Act. Seller (i) is not a “covered fund” under the Volcker Rule and (ii) is not, and after giving effect to the transactions contemplated hereby, will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute. In determining that Seller is not a covered fund, Seller either does not rely solely on the exemption from the definition of “investment company” set forth in Section 3(c)(1) and/or 3(c)(7) of the Investment Company Act of 1940 or is entitled to the benefit of the exclusion for loan securitizations in the Volcker Rule under 17 C.F.R. 75.10(c)(8).
1.5Section 3.1(x) of the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:
(x) Anti-Corruption Laws and Sanctions. Policies and procedures have been implemented and maintained by or on behalf of Seller that are designed to achieve compliance by Seller and its Subsidiaries (if any), directors, managers, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, giving due regard to the nature of such Person’s business and activities, and Seller, its Subsidiaries (if any) and their respective directors, managers, officers and employees and, to the knowledge of Seller, its respective directors, managers, officers, employees and agents acting in any capacity in connection with or directly benefitting from the receivables purchase facility established hereby, are in compliance with Anti-Corruption Laws and applicable Sanctions, in each case in all material respects. Seller is not, nor is any of its Subsidiaries (if any) or, to the knowledge of Seller, any of their respective directors, managers, officers, employees, or agents that will act in any capacity in connection with or directly benefit from the receivables purchase facility established hereby, is a Sanctioned Person, and Seller is not, nor is any of its Subsidiaries, organized or resident in a Sanctioned Country. No use of proceeds of any Purchase by Seller in any manner will violate Anti-Corruption Laws or applicable Sanctions.
1.6Section 3.1(y) of the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:
(y) Anti-Terrorism; Anti-Money Laundering. Seller is not (i) an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), (ii) in violation of (A) the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), (B) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto or (C) the USA Patriot Act (Title 111 of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), or (iii) a Sanctioned Person. No part of the proceeds of any Purchase hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country in violation of Anti-Corruption Laws of applicable Sanctions.
1.7Sections 3.2(j) of the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:
(j) Investment Company Act. The Servicer (i) is not a “covered fund” under the Volcker Rule and (ii) is not, and after giving effect to the transactions contemplated hereby, will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute. In determining that the Servicer is not a covered fund, the Servicer either does not rely solely on the exemption from the definition of “investment company” set forth in Section 3(c)(1) and/or 3(c)(7) of the Investment Company Act of 1940 or is entitled to the benefit of the exclusion for loan securitizations in the Volcker Rule under 17 C.F.R. 75.10(c)(8).
1.8Sections 3.2(m) of the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:
(m) Anti-Corruption Laws and Sanctions. Policies and procedures have been implemented and maintained by or on behalf of the Servicer and its Subsidiaries that are designed to achieve compliance by the Servicer and its Subsidiaries, directors, managers, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, giving due regard to the nature of such Person’s business and activities, and the Servicer, its Subsidiaries and their respective directors, managers, officers and employees and, to the knowledge of the Servicer, its respective directors, managers, officers, employees and agents acting in any capacity in connection with or directly benefitting from the receivables purchase facility established hereby, are in compliance with Anti-Corruption Laws and applicable Sanctions, in each case in all material respects. The Servicer is not, nor is any of its Subsidiaries or, to the knowledge of the Servicer, any of their respective directors, managers, officers, employees, or agents that will act in any capacity in connection with or directly benefit from the receivables purchase facility established hereby, is a Sanctioned Person, and the Servicer is not, nor is any of its Subsidiaries, organized or resident in a Sanctioned Country. No use of proceeds of any Purchase by the Servicer or any of its Subsidiaries in any manner will violate Anti-Corruption Laws or applicable Sanctions.
1.9Sections 3.2(n) of the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:
(y) Anti-Terrorism; Anti-Money Laundering. Neither the Servicer nor any of its Subsidiaries (i) is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), (ii) is in violation of (A) the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), (B) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto or (C) the USA Patriot Act (Title 111 of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) or (iii) is a Sanctioned Person. No part of the proceeds of any Purchase hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country in violation of Anti-Corruption Laws of applicable Sanctions.
1.10Each of Sections 5.1(k), 8.1 and 8.2 of the Receivables Purchase Agreement is hereby amended to replace each reference to “tax” or “taxes” with “Tax” or “Taxes”, respectively.
1.11A new Section 5.1(n) is hereby added to the Receivables Purchase Agreement which reads as follows:
(n) Anti-Corruption Laws and Sanctions. Policies and procedures will be maintained by or on behalf of such Seller Party that are designed in good faith and in a commercially reasonable manner to promote and achieve compliance, in the reasonable judgment of such Seller Party, by such Seller Party and each of its Subsidiaries and their respective directors, managers, officers, employees and agents with Anti-Corruption Laws and applicable

Sanctions, in each case giving due regard to the nature of such Person’s business and activities.
1.12A new Section 5.2(i) is hereby added to the Receivables Purchase Agreement which reads as follows:
(i) Anti-Corruption Laws and Sanctions.
(A) Seller will not request any Purchase, and shall procure that its Subsidiaries and its or their respective directors, managers, officers, employees and agents shall not use, the proceeds of any Purchase (1) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (2) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent doing so would violate any Sanctions, or (3) in any other manner that would result in liability to any party hereto under any applicable Sanctions or the violation of any Sanctions by any such Person.
(B) Neither the Servicer nor any of its Subsidiaries will use, and the Servicer, on behalf of itself and its Subsidiaries, shall procure that the Servicer, its Subsidiaries and its or their respective directors, managers, officers, employees and agents shall not use, the proceeds of any Purchase (1) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (2) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent doing so would violate any Sanctions, or (3) in any other manner that would result in liability to any party hereto under any applicable Sanctions or the violation of any Sanctions by any such Person.
1.13Clause (C) of Section 8.1 is hereby amended and restated in its entirety to read as follows: “(C) Taxes (which shall be governed by Sections 8.3 and 8.5);”.
1.14Section 8.3 of the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:
Section 8.3.    Increased Cost and Reduced Return. If after the date hereof, any Agent or any Purchaser shall be charged any fee, expense or increased cost on account of the adoption after the date hereof of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy and any accounting principles) or any change after the date hereof in any applicable Law, rule or regulation, or any change after the date hereof in the interpretation or administration of any applicable law, rule or regulation by the Financial Accounting Standards Board or any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a “Regulatory Change”): (a) that subjects the Administrative Agent or any Purchaser to any Taxes -- other than Indemnified Taxes and

Excluded Taxes -- on its interest in the Receivable Interests or its Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (b) that imposes, modifies or deems applicable any reserve, assessment, insurance or other insurance-related charge, special deposit or similar requirement against assets of, deposits with or for the account of the Administrative Agent or a Purchaser, or credit extended or any commitments to extend credit by the Administrative Agent or any Purchaser pursuant to this Agreement or any other Transaction Document, or (c) that imposes any other condition the result of which is to increase the cost to the Administrative Agent or any Purchaser of performing its obligations under the Transaction Documents, or to reduce the rate of return on the Administrative Agent’s or any Purchaser’s capital as a consequence of its obligations under the Transaction Documents, or to reduce the amount of any sum received or receivable by the Administrative Agent or any Purchaser under any Transaction Document or to require any payment calculated by reference to the amount of interests in Receivable Interests, then, upon demand by the Administrative Agent or such Purchaser, Seller shall pay to the Administrative Agent or such Purchaser such amounts charged to such Person amounts to otherwise compensate such Person for such increased cost or such reduction; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act adopted on July 21, 2010 and all requests, rules, guidelines or directives thereunder and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued. For the avoidance of doubt, payments under this Section 8.3 in respect of increased Taxes shall be without duplication of any Taxes payable pursuant to Section 8.5.
1.15New Sections 8.5 and 8.6 are hereby added to the Receivables Purchase Agreement which read, respectively, as follows:
Section 8.5.    Taxes.
(a)    Any and all payments by or on account of any obligation of Seller under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of the Seller) requires the deduction or withholding of any Tax from any such payment by the Seller, then the Seller shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Seller shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 8.5) the applicable Indemnified Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    Seller shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the written request of the applicable Indemnified Party timely reimburse it for the payment of, any Other Taxes.
(c)    Seller shall indemnify each Indemnified Party, on the first Settlement Date which is at least 45 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 8.5) payable or paid by such Indemnified Party and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Indemnified Party will promptly notify the Seller of any event of which it has knowledge, which will entitle such Indemnified Party to compensation pursuant to this Section 8.5; provided, however, that failure of any Indemnified Party to demand indemnification for any Taxes shall not constitute a waiver of such right to indemnification, except that the Seller shall not be required to indemnify an Indemnified Party for Taxes under this Section 8.5 unless such Indemnified Party notifies the Seller of such claim no later than 45 days after such Indemnified Party has knowledge of such Taxes being imposed or arising. Any notice claiming indemnification under this Section 8.5 shall set forth in reasonable detail the additional amount or amounts to be paid to it hereunder and shall be conclusive in the absence of manifest error.
(d)    Each Indemnified Party agrees that it will use reasonable efforts to reduce or eliminate any claim for indemnity pursuant to this Section 8.5, including, subject to applicable law, a change in the funding office of such Indemnified Party; provided, however, that nothing contained herein shall obligate any Indemnified Party to take any action that imposes on such Indemnified Party any material additional costs or imposes material legal or regulatory burdens, nor which, in such Indemnified Party’s reasonable opinion, would have a material adverse effect on its business, operations or financial condition.
(e)    If any Indemnified Party receives a refund of any Taxes as to which it has been indemnified pursuant to this Section 8.5 (including by the payment of additional amounts pursuant to this

Section 8.5), it shall pay to the Seller an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such Indemnified Party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). The Seller, upon the request of such Indemnified Party, shall repay to such Indemnified Party the amount paid over pursuant to this clause (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Indemnified Party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (e), in no event will the Indemnified Party be required to pay any amount to the Seller pursuant to this clause (e) the payment of which would place the Indemnified Party in a less favorable net after-Tax position than the Indemnified Party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any Indemnified Party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Seller or any other Person.
(f)    Each Purchaser shall deliver to the Seller and Servicer, on or prior to the date on which such Purchaser becomes a Purchaser under this Agreement and as otherwise prescribed by applicable law or reasonably requested by the Seller, such valid, properly completed and duly executed forms, certificates and documentation (including, as applicable, Internal Revenue Service Form W-8ECI, W-8BEN-E, W-8IMY or W-9 or successor form of the foregoing), along with any applicable attachments (including, in case of a Person claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, a certificate reasonably satisfactory to the Seller to the effect that such Person is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Seller or the Performance Guarantor within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code), prescribed by applicable law or reasonably requested by the Seller, the Servicer, or any Agent as will permit such payments to be made without or at a reduced rate of withholding. Each Purchaser agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Seller, the Servicer and the Agents, in writing of its legal inability to do so. Each Purchaser shall replace or update such forms when necessary to maintain any applicable exemption and as requested by any Agent or the Seller, as applicable. Each Purchaser agrees to hold the Agents, the Servicer and the Seller harmless from any Withholding Taxes relating to payments by the Seller to such Purchaser or such indemnitee arising from such Purchaser’s failure to comply with this Section 8.5(f).
(g)    If a payment made to any Agent or any Purchaser hereunder would be subject to U.S. federal withholding Tax imposed by FATCA if such payee were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such payee shall deliver to the Seller at the time or times prescribed by law and at such time or times reasonably requested by the Seller, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Seller as may be necessary for the Seller to comply with its obligations under FATCA and to determine that such payee has complied with such payee’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (g), the term “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Section 8.6. Intended Tax Characterization. The Seller Parties, the Agents and the Purchasers intend and agree that, for the purposes of all Taxes, the transactions contemplated hereby shall be treated as loans by the Purchasers to the Seller that are secured by the Receivables, all Related Security and all Collections with respect thereto (the “Intended Tax Characterization”). The Seller Parties, the Agent and the Purchasers hereto agree to report and otherwise to act for the purposes of all Taxes in a manner consistent with the Intended Tax Characterization. Under the Intended Tax Characterization, (i) each purchase of a Receivables Interest shall be treated as a loan; (ii) Collections transferred to the Purchasers in reduction of their Capital in respect of a Receivables Interest shall be treated as repayment of loan principal; and (iii) Yield in respect of a Receivables Interest shall be treated as interest.
1.16Schedule A to the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as set forth in Schedule A to this Amendment.
1.17Exhibit IV to the Receivables Purchase Agreement is hereby amended to delete any reference to account no. 4123810764 at Wells Fargo Bank, N.A. and P.O. Box 535569, Atlanta, GA 30353-5569.
2.Effect of Amendment. Except as specifically amended hereby, the Receivables Purchase Agreement and all exhibits and schedules attached thereto shall remain unaltered and in full force and effect.
3.Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties to the Receivables Purchase Agreement, whether or not they are parties hereto, and their successors and permitted assigns.

4.Effectiveness. Effectiveness of this Amendment is subject to the prior or contemporaneous satisfaction of each of the following conditions precedent:
(a)The Administrative Agent shall have received counterparts hereof, duly executed by each of the parties hereto;
(b)The Administrative Agent shall have received counterparts of an amendment fee letter, dated as of the date hereof, duly executed by each of the Co-Agents and the Seller, and each of the Co-Agents shall have received payment of the amendment fee specified therein in immediately available funds;
(c)The Administrative Agent shall have received counterparts of an amendment to the Account Control Agreement with Wells, duly executed by each of the parties thereto, deleting the Collection Account referenced in Section 1.17 above; and
(d)Each of the representations and warranties contained in Article III of the Receivables Purchase Agreement is true and correct in all material respects on and as of the date hereof as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case each of such representations and warranties is true and correct in all material respects as of such earlier date; provided that the materiality threshold in this clause (c) shall not be applicable to any representation or warranty which itself contains a materiality threshold.
5.Miscellaneous.
5.1CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO).
5.2CONSENT TO JURISDICTION. EACH PARTY TO THIS AMENDMENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, AND EACH OF THE PARTIES HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY OF THE AGENTS OR THE PURCHASERS TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST ANY OF THE AGENTS OR THE PURCHASERS OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS

AMENDMENT SHALL BE BROUGHT ONLY IN A COURT IN THE BOROUGH OF MANHATTAN, NEW YORK.
5.3WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT.
5.4Counterparts; Severability. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic mail message attaching a “PDF” or other image of a signed signature page shall be effective as delivery of a manually executed counterpart of a signature page to this Amendment. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers or attorneys-in-fact as of the date hereof.

SUPERIOR COMMERCE LLC, as Seller
By: /s/ Steven Cassanova Name: Steven Cassanova Title: Treasurer

SCP DISTRIBUTORS LLC, as Servicer
By: /s/ Melanie Housey Name: Melanie Housey Title: Controller and Assistant Secretary

[Additional Signatures to Follow]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Victory Group Co-Agent
By: /s/ Richard Gregory Hurst Name: Richard Gregory Hurst Title: Managing Director

[Additional Signatures to Follow]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Wells Group Co-Agent
By: /s/ William P. Rutkowski Name: William P. Rutkowski Title: Vice President

[End of Signatures]

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